Exhibit 10.1
Execution Version

FIFTH AMENDMENT dated as of March 3, 2017 (this “Fifth Amendment”), to the Credit Agreement dated as of December 15, 2014 (as amended by that certain First Amendment dated as of March 31, 2015, that certain Second Amendment dated as of September 28, 2015, that certain Resignation of Administrative Agent and Appointment of Administrative Agent Agreement dated as of February 4, 2016, that certain Third Amendment dated as of March 1, 2016, that certain Fourth Amendment dated as of July 26, 2016, and as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Willbros Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, KKR Credit Advisors (US) LLC, as Arranger (the “Arranger”), and Cortland Capital Market Services LLC, as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Loan Parties, the Administrative Agent and the Lenders are parties to the Credit Agreement, pursuant to which the Lenders made Tranche B Loans to the Borrower.
WHEREAS, the Borrower has requested that (a) the testing of the financial covenants set forth in Sections 6.15 and 6.16 of the Credit Agreement be suspended during the Covenant Test Suspension Period (as defined herein) and (b) certain financial covenant levels set forth in Sections 6.15 and 6.16 of the Credit Agreement be amended.
WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that the Borrower desires to consummate the Tanks Disposition (as defined herein) and, in connection therewith, requested that the Tanks Disposition be permitted under the Credit Agreement and the Borrower be permitted to retain the Net Proceeds thereof.
WHEREAS, pursuant to, and in compliance with the requirements of, Section 10.01 of the Credit Agreement, each Lender is willing to agree to the Borrower’s requests, in each case on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in further consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:
A.Defined Terms. Capitalized terms used but not defined herein (including the recitals hereto) shall have the meanings assigned to such terms in the Credit Agreement.
B.    Amendments to the Credit Agreement. As of the Fifth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
1.    Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:
““Fifth Amendment” means the Fifth Amendment dated as of March 3, 2017, to this Agreement.”

““Fifth Amendment Effective Date” means March 3, 2017.”
““Tanks Business” means the “U.S. tanks services” line of business conducted by the Borrower and its Subsidiaries.
““Tanks Disposition” means the disposition of all or substantially all the assets of the Tanks Business, whether such disposition is by means of the disposition of such assets or of the Equity Interests in one or more Subsidiaries that hold such assets (and no other assets), provided that such disposition is consummated (a) in accordance with Section 6.04(h) and (b) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.”
2.    The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a) therein in its entirety as follows:
“(a) Consolidated Net Income, excluding the results of discontinued operations for such period (as determined in accordance with GAAP, provided that for purposes of the foregoing, the Tanks Business shall be deemed to constitute a discontinued operation); plus”
3.    The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby further amended by adding the following language to the end of such definition:
“Notwithstanding anything to the contrary in this definition or otherwise herein or in any other Loan Document, (i) Consolidated EBITDA for the four fiscal quarter period ending September 30, 2017 shall be equal to (a)(x) the Consolidated EBITDA for the fiscal quarter ending June 30, 2017 plus (y) the Consolidated EBITDA for the fiscal quarter ending September 30, 2017, multiplied by (b) two (2) and (ii) Consolidated EBITDA for the four fiscal quarter period ending December 31, 2017 shall be equal to (a)(x) the Consolidated EBITDA for the fiscal quarter ending June 30, 2017 plus (y) the Consolidated EBITDA for the fiscal quarter ending September 30, 2017 plus (z) the Consolidated EBITDA for the fiscal quarter ending December 31, 2017, divided by (b) three (3) and multiplied by (b) four (4).”
4.    The definition of “Covenant Test Suspension Period” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating such defined term in its entirety as follows:
““Covenant Test Suspension Period” means the fiscal quarters ending December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016, December 31, 2016, March 31, 2017 and June 30, 2017.”

5.    Section 2.06(c)(i)(B) of the Credit Agreement is hereby amended by adding the following language as a new subclause (5), immediately following subclause (4) therein:
“(5)    In the case of any Net Proceeds received by the Borrower and its Subsidiaries in respect of the Tanks Disposition, such Net Proceeds shall not, unless otherwise agreed by the Borrower, be subject to the requirements set forth in Section 2.06(c)(i)(A) and may be retained by the Borrower (and, prior to its permitted use as set forth below, shall be held by the Loan Parties solely in one or more deposit accounts subject to a deposit account control agreement for the benefit of the Administrative Agent providing for a perfected Lien in favor of the Administrative Agent), and be used by the Borrower solely for working capital in the ordinary course of business and other general corporate purposes in the ordinary course of business (including as the cash collateral component of the “borrowing base” under the ABL Documents or as cash collateral to support obligations of the Borrower and its Subsidiaries in respect of letters of credit, surety bonds, performance bonds and similar obligations), in each case, excluding any Investments (other than intercompany loans and advances), Acquisitions and Restricted Payments, in each case otherwise permitted hereunder.”
6.    Section 6.04(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(h) any other Asset Dispositions; provided that (i) each such Asset Disposition is for fair market value, (ii) at least 75% of the consideration for each such Asset Disposition is cash or Cash Equivalents, (iii) no Default or Event of Default has occurred and is continuing after giving effect to such Asset Disposition, and (iv) each such Asset Disposition consummated after the Second Amendment Effective Date either is (A) a Designated Asset Disposition consummated on or prior to the Designated Asset Disposition Outside Date or (B) the Tanks Disposition; provided further that, for the avoidance of doubt, (x) upon the completion of all the Designated Asset Dispositions after the Second Amendment Effective Date, no other Asset Dispositions shall be permitted under this clause (h) until the Fifth Amendment Effective Date and (y) upon the completion of the Tanks Disposition after the Fifth Amendment Effective Date, no other Asset Dispositions shall be permitted under this clause (h).”
7.    Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“6.15    Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2017, to be less than the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Minimum Interest Coverage Ratio
Fiscal quarter ending September 30, 2017	1.60 to 1.00
Fiscal quarter ending December 31, 2017	2.00 to 1.00
Fiscal quarter ending March 31, 2018	2.00 to 1.00
Fiscal quarters ending June 30, 2018 and thereafter	2.75 to 1.00

8.    Section 6.16 of the Credit Agreement is hereby and restated in its entirety as follows:
“6.16    Maximum Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2017, to exceed the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Maximum Total Leverage Ratio
Fiscal quarter ending September 30, 2017	5.50 to 1.00
Fiscal quarter ending December 31, 2017	4.50 to 1.00
Fiscal quarter ending March 31, 2018	4.50 to 1.00
Fiscal quarters ending June 30, 2018 and thereafter	3.00 to 1.00

9.    Section 6.19 of the Credit Agreement is hereby amended by amending and restating the proviso therein in its entirety as follows:
“provided that the financial covenants set forth in Sections 6.15 and 6.16 (with respect to the periods prior to September 30, 2017, as they would have been in effect prior to the Fifth Amendment Effective Date) shall be applicable for all other purposes tested or referenced under this Agreement as if in effect during the Covenant Test Suspension Period.”
C.    Conditions to Effectiveness of Fifth Amendment. This Fifth Amendment shall become effective on the first date (the “Fifth Amendment Effective Date”) on which:
1.    The Arranger and the Administrative Agent (or their respective counsels) shall have received duly executed counterparts hereof that, when taken together, bear their respective signatures and the signatures of the Borrower and each Lender;
2.    The Arranger and the Administrative Agent (or their respective counsels) shall have received a certificate dated the Fifth Amendment Effective Date from a Responsible Officer of the Borrower certifying that:

i.The Borrower and its Subsidiaries, taken as a whole, after giving effect to this Fifth Amendment, are Solvent as of the Fifth Amendment Effective Date;
ii.No Default or Event of Default has occurred and is continuing as of the Fifth Amendment Effective Date;
iii.All representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement are true and correct as of the Fifth Amendment Effective Date in all material respects (except that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects as of the Fifth Amendment Effective Date), except to the extent that any such representation and warranty relates solely to an earlier date, in which case such representation and warranty was true and correct in all material respects (except that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty was true and correct in all respects) as of such earlier date; and
iv.The Organizational Documents of each Loan Party, including all amendments thereto, delivered to the Administrative Agent (or its predecessor in such capacity) on December 15, 2014 pursuant to the Credit Agreement, on March 31, 2015 pursuant to the First Amendment, on September 28, 2015 pursuant to the Second Amendment, on March 1, 2016 pursuant to the Third Amendment, on July 26, 2016 pursuant to the Fourth Amendment or on any other date prior to the Fifth Amendment Effective Date pursuant to any Joinder Agreement to the Credit Agreement, remain in full force and effect as of the Fifth Amendment Effective Date and have not been amended, waived or supplemented since such date of delivery to the Fifth Amendment Effective Date; and
3.    The Borrower shall have paid all fees due and payable pursuant to that certain Fifth Amendment Fee Letter dated as of even date herewith.
D.    Representations and Warranties. Each Loan Party represents and warrants as of the Fifth Amendment Effective Date as follows:
1.    Authority Etc. Each of the Loan Parties has the requisite organizational power and authority to execute, deliver and perform this Fifth Amendment. The execution, delivery and performance by each Loan Party of this Fifth Amendment (i) have been duly authorized by all necessary organizational action on the part of such Loan Party, (ii) do not and will not (A) contravene the terms of such Loan Party’s Organizational Documents, (B) violate any Legal Requirement or (C) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under the Loan Documents and Liens created under the ABL Documents) under, (1) the provisions of any indenture, instrument or agreement to which such Loan Party is a party or by which it or its property is bound or (2) any order injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, except, in the case of clauses (ii)(B) and (ii)(C) above, to the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No authorization, approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary or required on the part of any Loan Party in connection with the execution, delivery and performance by any Loan Party of this Fifth Amendment, except (I) as such have been obtained or made and are in full force and effect, and (II) actions by, and notices to or filings with, Governmental Authorities (including the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents.
2.    Enforceability. This Fifth Amendment has been duly executed and delivered by each Loan Party. This Fifth Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally or general principles of equity.
3.    Representations and Warranties. After giving effect to this Fifth Amendment, the representations and warranties contained in each Loan Document are true and correct in all material respects (except that such materiality qualifier shall be not applicable to any representations and warranties that already are qualified or modified by the materiality in the text thereof) on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).
4.    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof.
E.    Reaffirmation and Ratification. The Loan Parties hereby:
1.    acknowledge and agree that the Liens and security interests created under the Security Agreement and the other Security Documents in favor of the Administrative Agent for the benefit of the Secured Parties and securing payment of all “Obligations” (including, without limitation, all prior loans or advances made to the Borrower by the Lenders) outstanding pursuant to the Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby and thereby reaffirmed,
2.    acknowledge and reaffirm their respective obligations as set forth in each Loan Document (as amended or otherwise modified by this Fifth Amendment), including, without limitations, all Obligations under the Credit Agreement and the other Loan Documents (as amended or otherwise modified by this Fifth Amendment),
3.    agree to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document (as amended or otherwise modified by this Fifth Amendment), which remain in full force and effect, and

4.    confirm, ratify and reaffirm that (i) the guarantees and indemnities given by them pursuant to the Credit Agreement and/or any other Loan Documents continue in full force and effect, following and notwithstanding the amendments thereto pursuant to this Fifth Amendment, and (ii) the security interest granted to Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents in all of their right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Secured Parties, with the same force, effect and priority in effect immediately prior to entering into this Fifth Amendment.
F.    Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges the Arranger, the Administrative Agent, the Lenders and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Arranger, the Administrative Agent or the Lenders (“Releasees”), of and from any and all manner of actions, causes of action, suits, damages, claims and demands, in each case, that as of the date hereof are known or reasonably should be known to such Loan Party, in law or in equity, which such Loan Party ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof (it being understood that nothing in this sentence shall release or otherwise affect the covenants of the Releasees under the Credit Agreement and the other Loan Documents, in each case, after the Fifth Amendment Effective Date). Without limiting the generality of the foregoing, each Loan Party hereby waives and affirmatively agrees not to allege or otherwise pursue any actions, causes of action, suits, damages, claims and demands that it shall or may have as of the date hereof against any Releasees in connection with the Credit Agreement or the other Loan Documents, including, but not limited to, the rights to contest (a) the right of the Arranger, the Administrative Agent and each Lender to exercise its rights and remedies described in the Credit Agreement, (b) any provision of the Credit Agreement or the other Loan Documents or (c) any conduct of the Arranger, the Administrative Agent, the Lenders or other Releasees relating to or arising out of the Credit Agreement or the other Loan Documents on or prior to the date hereof.
G.    Estoppel. To induce the Arranger, the Administrative Agent and the Lenders to enter into this Fifth Amendment, each Loan Party hereby acknowledges and agrees that, after giving effect to this Fifth Amendment, as of the date hereof, to the knowledge of any Loan Party, there exists no right of offset, defense, counterclaim or objection in favor of any Loan Party as against the Arranger, the Administrative Agent or any Lender with respect to the Obligations.
H.    Effects on Loan Documents. Except as specifically amended herein or pursuant hereto, all provisions of the Credit Agreement and the other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Arranger or the Administrative Agent under any of the Loan Documents or constitute a waiver or consent of any provision of the Loan Documents or to any further or future action on the part of the Loan Parties that would require a waiver or consent of the Majority Lenders or the Administrative Agent.

I.    GOVERNING LAW; WAIVER OF JURY TRIAL. THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.13 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN, MUTATIS MUTANDIS.
J.    Loan Document. This Fifth Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. From and after the Fifth Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement and the other Loan Documents, shall refer to the Credit Agreement as amended hereby.
K.    Execution in Counterparts. This Fifth Amendment may be executed in counterparts (and by different parties hereto in different counterparts), including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

WILLBROS GROUP, INC.
By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer

Signature Page to Fifth Amendment

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent,
By:	/s/ Polina Arsentyeva
Name:	Polina Arsentyeva
Title:	Associate Counsel

Signature Page to Fifth Amendment

ACKNOWLEDGED AND AGREED BY:

CHAPMAN CONSTRUCTION CO., L.P.
CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.
CONSTRUCTION TANK SERVICES, LLC
LINEAL INDUSTRIES, INC.
TRAFFORD CORPORATION
WILLBROS CONSTRUCTION (U.S.), LLC
WILLBROS ENGINEERING & SERVICES, LLC
WILLBROS T&D SERVICES, LLC
WILLBROS UNITED STATES HOLDINGS, INC.
WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC
WILLBROS UTILITY T&D HOLDINGS, LLC
WILLBROS UTILITY T&D OF NEW YORK, LLC
WILLBROS WEST COAST SERVICES, INC.

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer

Signature Page to Fifth Amendment

KKR LENDING PARTNERS II L.P.,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

CORPORATE CAPITAL TRUST, INC.,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR LENDING PARTNERS FUNDING LLC,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR-VRS CREDIT PARTNERS L.P.,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR LENDING PARTNERS FUNDING III LLC, as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR CREDIT SELECT FUNDING LLC,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

Signature Page to Fifth Amendment

LINCOLN INVESTMENT SOLUTIONS, INC.,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

CCT SE I LLC – DIRECT LENDING,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKRLP II GERMAN FUNDING LLC,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR CREDIT ADVISORS (US) LLC,
as Arranger

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

Signature Page to Fifth Amendment